Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Highlands Bankshares, Inc. registration statement on Form S-3D (Registration No. 333-83618) of our report dated January 24, 2003 on our audits of the consolidated financial statements of Highlands Bankshares, Inc. as of December 31, 2002, 2001 and 2000, and for the periods then ended. Such report is included in the Highlands Bankshares, Inc. 2002 Annual Report to Stockholders, which is filed as exhibit 13 to Form 10-K for the year ended December 31, 2002.


                                         /s/ Brown, Edwards & Company, L.L.P.



Bristol, Virginia
March 28, 2003